UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 18, 2016

Long Island Iced Tea Corp.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-55448	47-2624098
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

116 Charlotte Avenue, Hicksville, NY	11801
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 542-2832

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of Holdco under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth under Item 5.02 is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of August 18, 2016, Long Island Iced Tea Corp. (the “Company”) entered into a second amendment (the “Amendment”) to the consulting agreement (the “Consulting Agreement”), dated June 17, 2015 and previously amended as of June 6, 2016, with Julian Davidson, a director of the Company and the Company’s Executive Chairman of the Board. The Consulting Agreement as in effect prior to the Amendment is more fully described in the Company’s Current Report on Form 8-K filed on June 10, 2016 (the “June 10, 2016 Form 8-K”) and such description is incorporated by reference herein.

The Amendment modified the condition that was required to be satisfied for certain changes in the compensation payable to Mr. Davidson under the Consulting Agreement to take effect. After the Amendment, upon the Company completing an equity raise with gross proceeds of at least $6,900,000, the monthly cash fee to Mr. Davidson under the Consulting Agreement increases to $20,000 per month, the monthly stock grant to Mr. Davidson is eliminated and Mr. Davidson receives a one-time cash bonus of $95,000 and a one-time grant of 50,000 shares of the Company’s common stock. Prior to the Amendment, the threshold for such changes was $10,000,000 in gross proceeds. By reducing the threshold to $6,900,000, such changes were triggered by the Company’s public offering of $6,985,858 of common stock completed on July 28, 2016 (the “Public Offering”).

Pursuant to the Consulting Agreement, as amended, as a result of the completion of the Public Offering, and upon the satisfaction of certain other conditions more fully described in the June 10, 2016 Form 8-K, Mr. Davidson will be entitled to enter into an employment agreement in the form attached to the Consulting Agreement (or into a further amendment to the Consulting Agreement on terms substantially similar to those set forth in the form of employment agreement) (the “Employment Agreement”). The Amendment also modified the compensation that will be payable to Mr. Davidson under the Employment Agreement as follows:

●	Mr. Davidson is entitled to receive an option to purchase 4% of the fully diluted common stock outstanding immediately after the Public Offering, or 286,744 shares of the Company’s common stock. Prior to the Amendment, such option would have entitled Mr. Davidson to purchase 5% of the fully diluted common stock outstanding immediately after the Public Offering. In addition, the option was issued upon execution of the Amendment, rather than upon execution of the Employment Agreement; provided, however, the option does not become exercisable until Mr. Davidson enters into the Employment Agreement. The option also will not be exercisable prior to the Company’s shareholders approving it. The option will be deemed cancelled, if shareholders do not approve it.

●	The number of shares of the Company’s common stock issuable to Mr. Davidson upon signing the Employment Agreement is 20,000 shares. Prior to the Amendment, such amount was 35,000 shares.

●	If the Company completes an offering or offerings that raises additional gross proceeds of at least $3,100,000 from the sale of its equity securities, the Company will issue to Mr. Davidson 15,000 shares of the Company’s common stock and an option to purchase 71,686 shares of the Company’s common stock, in each case, representing the amount by which Mr. Davidson’s compensation was reduced as described above.

The issuance of the securities described above is being made pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, for the sale of securities not involving a public offering.

The foregoing description of the Amendment and the Employment Agreement is qualified by reference to the full text of the agreements, copies of which are attached as exhibits hereto and are incorporated herein by reference.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	August 24, 2016	LONG ISLAND ICED TEA CORP.

		By:	/s/ Philip Thomas
Philip Thomas
Chief Executive Officer

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